Exhibit 10.1

Sale of Goods Agreement

Agreement made on February 1, 2017, between Folkup Development Inc., of Mileve Maric Ajnstajn 72, Novi Beograd, Republic of Serbia 11070, in this agreement referred to as buyer, and Beograd Eco, LLC, of 17 Karadjordjeva st., Beograd, Republic of Serbia 11070, in this agreement referred to as seller.

SECTION ONE: SALE OF GOODS

Seller shall sell, transfer and deliver to buyer on or before February 2, 2017, the following item(s):

- Monowheel Xiaomi “Ninebot ONE A1” – 2 pcs (“Goods”)

SECTION TWO: CONSIDERATION

Buyer shall accept the goods and pay One Thousand and Two Hundred Dollars ($1,200) for the goods.

SECTION THREE: IDENTIFICATION OF GOODS

Identification of the goods to this agreement shall not be deemed to have been made until both buyer and seller have specified that the goods in question are to be appropriated to the performance of this agreement.

SECTION FOUR: PAYMENT ON RECEIPT

Buyer shall make payment for the goods at the time when, and at the place where, the goods are received by buyer.

SECTION FIVE: RECEIPT CONSTRUED AS DELIVERY

Goods shall be deemed received by buyer when delivered to buyer at Mileve Maric Ajnstajn 72, Novi Beograd, Republic of Serbia 11070.

SECTION SIX: RISK OF LOSS

The risk of loss from any casualty to the goods, regardless of the cause, shall be the responsibility of the seller until the goods have been accepted by the buyer.

SECTION SEVEN: WARRANTY OF NO ENCUMBRANCES

Seller warrants that the goods are now free, and that at the time of delivery shall be free from any security interest or other lien or encumbrance.

SECTION EIGHT: WARRANTY OF TITLE

Furthermore, seller warrants that at the time of signing this agreement, seller neither knows nor has reason to know of the existence of any outstanding title or claim of title hostile to the rights of seller in the goods.

SECTION NINE: RIGHT OF INSPECTION

Buyer shall have the right to inspect the goods on arrival and, within 3 business days after delivery, buyer must give notice to seller of any claim for damages on account of condition, quality or grade of the goods, and buyer must specify the basis of the claim of buyer in detail. The failure of buyer to comply with these conditions shall constitute irrevocable acceptance of the goods by buyer.

In witness whereof, the parties have executed this agreement at Novi Beograd, Republic of Serbia the day and year first above written.

Folkup Development Inc.

/s/ Milena Topolac Tomovic

Milena Topolac Tomovic, President

Beograd Eco, LLC

/s/ Alexander Kukic

Alexander Kukic, Director